Exhibit 99.1

Kinetik Reports Strong First Quarter 2022 Financial and Operating Results

•	Completed the previously announced Altus Midstream Company (“Altus”) and BCP Raptor Holdco LP (“BCP”) business combination on February 22, 2022 (“Transaction”)

•

Due to attractive market fundamentals and strong commercial/operational execution, we now expect to exceed the top end of Kinetik’s previously announced 2022 Guidance range. At the high-end of Guidance, implied year on year EBITDA growth exceeds 15%. We intend to update 2022 Guidance in the second quarter

•	Secured two new gathering and processing agreements with large cap, investment grade counterparties for 360 MMcf/d, underpinned by minimum volume commitments

•	Announced Permian Highway Pipeline (“PHP”) expansion binding open season and anticipate a Gulf Coast Express (“GCX”) expansion open season will soon follow

•	Strong operating performance and financial discipline enhanced free cash flow, enabling the redemption of another 10% of the outstanding Series A Preferred Units

MIDLAND/HOUSTON, May 10, 2022 – Kinetik Holdings Inc. (NASDAQ: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended March 31, 2022.

“We are pleased to report strong inaugural quarterly results as a public company,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “In the less than three months since closing the business combination, we have made significant progress in integrating assets and personnel and continued our track record of securing attractive commercial agreements, all while delivering strong financial results.”

We have presented certain financial results herein on a “pro forma basis”1 as we believe it provides more meaningful information to our investors and helps to reconcile to our 2022 full year guidance (previously provided).

For US GAAP purposes, our financial results reflect BCP from January 1, 2022 to February 22, 2022 and the combined Company, which includes Altus, from the closing date, February 22, 2022, onwards. The results for Altus are specifically excluded for the period from January 1, 2022 to February 22, 2022.”

For the three months ended March 31, 2022, Kinetik processed natural gas volumes of 1.11 Bcf/d and generated Pro Forma Adjusted EBITDA, Distributable Cash Flow (“DCF”) and Free Cash Flow (“FCF”) of approximately $191 million, $145 million and $119 million, respectively1,2,3.

Kinetik reported net income including noncontrolling interest for the quarter of $21.4 million and net income attributable to Class A common shareholders (basic and diluted) of $0.21 per share.

The results were primarily driven by increased volumes across both the Midstream Logistics and Pipeline Transportation segments and higher commodity prices.

On February 23, 2022, Kinetik provided 2022 Guidance, including full year 2022 Pro Forma Adjusted EBITDA4 of $770 million to $810 million and capital expenditures of $125 million to $150 million, including $55 million related to integration. Based on our current forecast, Kinetik intends to revise upwards its overall guidance during the second quarter and will provide a market update on or before second quarter 2022 results. Kinetik also expects to undertake a comprehensive refinancing of its legacy indebtedness during the second quarter.

Kinetik intends to publish its 2021 Sustainability Report in Summer 2022. Additional information on Kinetik’s approach to sustainability can be found on its website, www.kinetik.com.

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 2 of 8

Financial

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Declared dividend of $1.50 per share for the quarter ended March 31, 2022, or $6.00 per share on an annualized basis. The dividend will be paid on May 17, 2022 to shareholders of record as of May 5, 2022. 58.4 million shares have elected to reinvest the first quarter dividend into newly issued KNTK Class A common shares, implying $11.7 million of first quarter dividends will be paid in cash.

•	Closed secondary offering of 4.0 million shares by Apache, with at least $100 million of proceeds to be invested in new drilling and completions activities at Alpine High.

•	Exited the first quarter with a leverage ratio[1,2,3,5] of 4.0x.

In addition to the Series A Preferred redemption immediately prior to closing of the Transaction, Kinetik redeemed an additional 52,856 Series A Preferred Units during the first quarter of 2022, which is another 10% of the outstanding Series A Preferred Units.

Key Metrics:

Three Months Ended March 31st, 2022 (In thousands, except ratios)
Net Income Including Noncontrolling Interest[6]	$21,389
Adjusted EBITDA[3]	$140,791
Pro Forma Adjusted EBITDA[1,2,3]	$190,817
Pro Forma DCF [1,2,3]	$145,386
Pro Forma Dividend Coverage Ratio[1,2,3,7]	1.5x
Pro Forma FCF [1,2,3]	$118,982
Net Debt[3]	$2,966
Leverage Ratio[1,2,3,5]	4.0x

Strategic

•	Signed two new gathering and processing agreements with large cap, investment grade counterparties for 360 MMcf/d supported by minimum volume commitments.

•	With Kinder Morgan, announced the PHP capacity expansion, of 650 MMcf/d of incremental capacity. The binding open season ends May 13, 2022 and the targeted in-service date is October 1, 2023.

•	Anticipate an upcoming binding open season for the expansion of GCX with an expected targeted in service of 4Q 2023.

Operational

•	System integration efforts on track and on budget, with super-system interconnect set for June 2022 in-service.

•	Completed IT, Accounting and HR integration on May 1, 2022.

•	Given recent commercial successes, currently evaluating a highly capital efficient, material expansion of the processing capacity at the Diamond Cryo complex.

Upcoming Tour Dates

Kinetik plans to participate at the following upcoming conferences and events:

•	Energy Infrastructure Council Investor Conference in West Palm Beach on May 16 – 17

•	Barclays High Yield Bond & Syndicated Loan Conference in Austin on May 24 (Credit)

•	Bank of America Energy Credit Conference in New York City on June 8 – 9 (Credit)

•	JP Morgan Energy, Power & Renewables Conference in New York City on June 22 – 23 (Equity)

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 3 of 8

Investor Presentation

An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.

Conference Call and Webcast

Kinetik will host its first quarter 2022 earnings conference call on Wednesday, May 11, 2022 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time). To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.kinetik.com. A replay of the conference call also will be available on the website following the call.

1.	Pro forma information has been prepared for informational purposes only.

2.	Pro Forma Adjusted EBITDA, DCF, Dividend Coverage Ratio, FCF and Leverage Ratio are calculated as if the Transaction occurred on January 1, 2022.

3.	A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” for further details.

4.

A reconciliation of expected full year 2022 Adjusted EBITDA to net income (loss), the closest U.S. GAAP financial measure, cannot be provided due to the inherent difficulty in quantifying certain amounts, including changes in fair value of derivatives and the unpredictability of underlying price movements, which may be significant.

5.	Leverage Ratio is total debt less cash and cash equivalents dividend by last twelve months of pro forma Adjusted EBITDA.

6.	Net income including noncontrolling interest for the three months ended March 31, 2021 was $18.136 million.

7.	Pro Forma Dividend Coverage Ratio is pro forma DCF divided by total declared dividends.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow, Pro Forma Free Cash Flow, Distributable Cash Flow, Pro Forma Distributable Cash Flow and Net Debt (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in according with GAAP. Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow, Pro Forma Free Cash Flow, Distributable Cash Flow, Pro Forma Distributable Cash Flow, Pro Forma Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 4 of 8

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, and future operations, 2022 financial guidance and our ability to refinance our existing indebtedness. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Media:	(713) 487-4838	Jim Schwartz
Kinetik Investors:	(713) 487-4832	Maddie Wagner
Website:www.kinetik.com

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 5 of 8

Notes Regarding Presentation of Financial Information

The following addresses the results of our operations for the three months ended March 31, 2022, as compared to our results of operations for the three months ended March 31, 2021. As the Transaction was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three months ended March 31, 2021. The results of operations of Altus are reflected within the Company’s Condensed Consolidated Financial Statements from the closing date through March 31, 2022.

Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 6 of 8

RESULTS FOR THE QUARTER KINETIK HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

	Three Months Ended March 31,(2)
	2022	2021
	(In thousands, except per share data)
Operating revenues:
Service revenue	$80,445	$67,662
Product revenue	174,928	79,993
Other revenue	1,876	448

Total operating revenues	257,249	148,103
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)	120,275	37,005
Operating expenses	29,871	15,564
Ad valorem taxes	4,153	2,351
General and administrative expenses	22,752	5,626
Depreciation and amortization	61,023	55,971
Loss on disposal of assets	110	32

Total operating costs and expenses	238,184	116,549

Operating income	19,065	31,554
Other income (expense):
Interest and other income	250	537
Gain on redemption of mandatorily redeemable Preferred Units	4,493	—
Unrealized loss on embedded derivative	(2,886)	—
Interest expense	(26,774)	(25,310)
Equity in earnings of unconsolidated affiliates	27,917	11,355

Total other income (expense), net	3,000	(13,418)

Income before income taxes	22,065	18,136
Income tax expense	676	—

Net income including noncontrolling interest	21,389	18,136
Net income attributable to Preferred Unit limited partners	4,993	—

Net Income attributable to common shareholders	16,396	18,136
Net income attributable to Common Unit limited partners	12,531	18,136

Net income attributable to Class A Common Shareholders	$3,865	$—

Net income attributable to Class A Common Shareholders, per share
Basic	$0.21	$—
Diluted	$0.21	$—
Weighted average shares
Basic	18,696	—
Diluted	18,713	—

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 7 of 8

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,(1)
	2022	2021
	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interests (GAAP)	$21,389	$18,136
Add back:
Interest expense	26,645	25,549
Gain on redemption of mandatorily redeemable Preferred Units	(4,493)	—
Income tax expense	676	—
Depreciation and amortization	61,023	55,971
Amortization of contract costs	448	448
Proportionate EBITDA from unconsolidated affiliates	40,741	16,256
Share-based compensation	6,132	—
Loss on sale of assets	110	32
Loss (gain) on debt extinguishment	129	(239)
Unrealized loss on derivatives	2,886	—
Derivative loss due to Winter Storm Uri	—	13,456
Integration Costs	6,151	—
Transaction Costs	5,676	—
Other one-time cost or amortization	1,195	328
Deduct:
Interest and other income	—	16
Equity income from unconsolidated affiliates	27,917	11,355

Adjusted EBITDA(2) (non-GAAP)	$140,791	$118,566

Distributable Cash Flow (3)
Adjusted EBITDA (non-GAAP)	$140,791	$118,566
Proportionate EBITDA from unconsolidated affiliates	(40,741)	(16,256)
Cash distributions received from unconsolidated affiliates	48,073	8,203
Cash paid for interest, net of amounts capitalized	(25,801)	(27,044)
Maintenance capital expenditures	(1,583)	(1,919)

Distributable cash flow (non-GAAP)	$120,739	$81,550

Free Cash Flow (4)
Distributable cash flow (non-GAAP)	$120,739	$81,550
Growth capital expenditures	(31,210)	(18,616)
Contributions in aid of construction	4,806	616

Free cash flow (non-GAAP)	$94,335	$63,550

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.

(2)  Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from our equity method investments, equity in earnings from investments recorded using the equity method, stock-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP.

(3)  Distributable cash flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from our equity method investments, cash distributions received from our equity method investments, cash interest expense, net of amounts capitalized, and maintenance capital expenditures. Distributable cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that distributable cash flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.

(4)  Free cash flow is defined as distributable cash flow adjusted for growth capital expenditures and contributions in aid of construction. Free cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that free cash flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.

REPORTS FIRST QUARTER 2022 RESULTS — PAGE 8 of 8

Reconciliation of Pro Forma Non-GAAP Financial Measures
Three Months Ended
March 31, 2022
(In thousands)
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Adjusted EBITDA (non-GAAP)	$140,791
Altus EBITDA Jan 1 - Feb 22	42,632
Operational & general and administrative synergies	3,029
Ad valorem synergies	1,307
Non-cash amortizations	1,491
One-time marketing loss	1,567

Pro forma adjusted EBITDA (non-GAAP)	$190,817

Pro Forma Distributable Cash Flow
Pro forma adjusted EBITDA (non-GAAP)	$190,817
Proportionate EBITDA from unconsolidated affiliates	(69,667)
Cash distributions received from unconsolidated affiliates	66,406
Cash paid for interest, net of amounts capitalized	(29,025)
Maintenance capital expenditures	(1,583)
Distributions paid to preferred unit limited partners	(11,562)

Pro forma distributable cash flow (non-GAAP)	$145,386

Pro Forma Free Cash Flow
Pro Forma Distributable Cash Flow (non-GAAP)	$145,386
Growth capital expenditures	(31,210)
Contributions in aid of construction	4,806

Pro forma free cash flow (non-GAAP)	$118,982

Reconciliation of Non-GAAP Financial Measures

	March 31,	December 31,
	2022	2021
	(In thousands)
Net Debt(1)
Current portion of long-term debt, net	$54,324	$54,280
Long-term debt, net	2,894,025	2,253,422
Plus: Deferred financing costs	35,400	38,485

Total long-term debt	2,983,749	2,346,187
Less: Cash and cash equivalents	(17,646)	(18,729)

Net debt (non-GAAP)	$2,966,103	$2,327,458

(1)  Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

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